Exhibit 10.1

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (this “Agreement”) is entered into as of April 12th, 2011, by and between BROTMAN MEDICAL CENTER, INC., a California corporation (“Borrower”) and JHA WEST 16, LLC, a Delaware limited liability company (“Lender”).

RECITALS

WHEREAS, Borrower and Lender (collectively, the “Parties”) are parties to that certain Loan Agreement, dated as of July 9, 2008 (the “Loan Agreement”);

WHEREAS, the Parties have amended the Loan Agreement pursuant to that certain AMENDMENT NO. 1 TO LOAN AGREEMENT dated as of April 14, 2009;

WHEREAS, Borrower has executed and delivered to Lender its Promissory Note dated April 14, 2009, in the face amount of Sixteen Million Dollars ($16,000,000);

WHEREAS, the Parties have entered into that certain AMENDMENT NO.1 TO PROMISSORY NOTE dated as of February 10, 2010, pursuant to which the Note was amended to provide that at any time following October 14, 2010, and prior to the date which is twenty-four (24) months after the Closing Date, Lender shall have the right to require Borrower to fully repay the Loan Balance, provided that Lender notifies Borrower in writing of its exercise of the Put Right at least one hundred eighty (180) days in advance;

WHEREAS, Borrower and Lender have entered into that certain Option Agreement dated as of April 14, 2009, pursuant to which Lender has been given an option to purchase the Property subject to the terms and conditions set forth therein;

WHEREAS, Borrower has requested that Lender extend the Maturity Date of the Loan for 75 days (the “Extension”) in order to continue its discussions with respect to modification of the Loan;

WHEREAS, Lender has agreed to Borrower’s request for the Extension subject to the terms and conditions hereinafter set forth; and

WHEREAS, capitalized terms used, but not otherwise defined herein, shall have the meanings given to such terms in the Loan Agreement, as amended.

NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows:

AGREEMENT

1.             The term Maturity Date as used in the Loan Agreement is hereby amended and restated as follows:

“Maturity Date:  The earlier to occur of (i) June 28, 2011, (ii) one hundred eighty (180) days after Lender’s exercise of the Put Right, and (iii) if Lender, in its capacity as the “Buyer” under the Option Agreement, exercises the Option during the Option Period (as such period may be extended pursuant to the term thereof), the date of the closing of the transaction contemplated by the Option Agreement.”

2.             Option Period.  In light of the extension of the Maturity Date, the parties acknowledge that the Option Period is also extended to June 28, 2012, rather than one year from the original Maturity Date.

3.             Memorandum.  The Parties shall execute a memorandum of this Agreement (the “Memorandum”) which is to be in recordable form and recorded in the Official Records of Los Angeles County, California.  At the request of Lender, the title company which issued the title policy insuring the validity and priority of the Deed of Trust securing the Note (the “Title Policy”) shall issue an endorsement to the Title Policy (the “Endorsement”) insuring that the Deed of Trust continues to be subject to no exceptions to title not approved by Lender as set forth in the Title Policy.  The cost of recording the Memorandum and the charge for issuing the Endorsement shall be borne by Borrower.

4.             Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

5.             Miscellaneous.  All terms and provisions of the Loan Documents not modified hereby shall remain unmodified and in full force and effect.

6.             Integration; Interpretation.  The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the Parties with respect to the matters contemplated herein and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by all Parties.

7.             Execution in Counterpart.  This Agreement, and other Loan Documents which expressly so provide, may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

“BORROWER”

BROTMAN MEDIAL CENTER, INC.,
a California corporation

By:	/s/ Von Crockett
	Name:	Von Crockett
	Title:	Chief Executive Officer

“LENDER”

JHA WEST 16, LLC,
a Delaware limited liability company

By:	JHA Geriatric Services, Inc., a California corporation
Its:	Sole Member

By:	/s/ M.M. Forrest
	Name:	M.M. Forrest
	Title:	Chief Executive Officer